Ex 99-1

Press Release
-------------------------------------------------------------------------------



For Immediate Release
---------------------

       PlanGraphics announces merger with Integrated Freight Systems, Inc.

FRANKFORT, Ky., June 4, 2009--PlanGraphics, Inc. (PGRA.OB) announced today that it will be merged into its majority shareholder, privately held Integrated Freight Systems, Inc. of Sarasota, Florida, a transportation holding company. The merger will be a statutory merger under Colorado and Florida corporation law. As a result, Integrated Freight will be the surviving entity, PlanGraphics will cease to exist and Integrated Freight will succeed to PlanGraphics' SEC registration under Section 12(g) of the Securities Exchange Act of 1934.
The proposed merger to be approved by PlanGraphics shareholders follows Integrated Freight's recent acquisition of 401,559,467 shares of PlanGraphics' common stock in payment of its Series A Redeemable Preferred Stock and accrued and unpaid dividends on May 29, 2009, by which Integrated Freight became the owner of 80.2 percent of PlanGraphics' outstanding common stock.

Under the terms of the proposed merger, which was filed earlier today as a preliminary Information Statement/Prospectus on a pending Form S-4 Registration Statement, Integrated Freight as the majority shareholder of PlanGraphics will approve:

     o A reverse split of PlanGraphics issued and outstanding common stock of one to 244.8598 which will result in 404,961 shares issued and outstanding held by persons other than Integrated Freight,

     o The sale of PlanGraphics operating subsidiary, PlanGraphics, Inc. (a Maryland corporation) to John C. Antenucci, PlanGraphics' current sole director and chief executive officer, and

     o The merger of PlanGraphics into Integrated Freight which will result in the conversion of the 404,961 shares of PlanGraphics' common stock held by persons other than Integrated Freight into the same number of shares of Integrated Freight's common stock and the issue of warrants to purchase an equivalent number of Integrated Freight's common stock for two years.

     Integrated Freight is a short to medium-haul truckload carrier of general commodities with service centers located throughout the United States. It provides dry van, hazardous materials, and temperature controlled truckload carriers and intends to open additional brokerage services, make further acquisitions of carriers and expand to nationwide service. In the four months since inception Integrated Freight's 177 tractors and 383 trailers have produced consolidated revenues of $6.6 million.

     Integrated Freight believes that the proposed transactions noted above are in the best interest of both PlanGraphics' and its own shareholders to achieve greater market value than would be possible if PlanGraphics were to continue operating its current business as a public company. It is anticipated that, following completion of the merger, Integrated Freight's current shareholders will own 90 percent of Integrated Freight, former PlanGraphics shareholders will own two percent and the Nutmeg/Fortuna Fund LLLP will own the remaining eight percent. The merger is subject to PlanGraphics shareholder approval as required by the Colorado Business Corporation Act and other customary closing conditions. It is anticipated that the closing of the merger will occur in the third quarter of 2009.

     Following the merger, Integrated Freight will be listed on the OTC Bulletin Board and change the present trading symbol of PGRA to a new one to be assigned by FINRA. Paul A. Henley will continue to serve as Chairman of the Board, President and Chief Executive Officer of Integrated Freight and its

     Board of Directors will consist of its four existing directors. The sole director and the officers of PlanGraphics, Inc. will resign their positions upon completion of the merger.

     Forward Looking Statements: This news release includes certain forward-looking statements, which are subject to various risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Integrated Freight's actual results could differ materially from those currently anticipated due to a number of factors, including but not limited to the size, structure and growth of its transportation services and related markets; the collection rates for transports; the continuation and/or renewal of service contracts; the acquisition of profitable operations and contracts and other brokerage service operations; the successful expansion of its transportation operations; and other matters set forth in Integrated Freight's preliminary information statement/prospectus and any future filings with the Securities and Exchange Commission. Integrated Freight and PlanGraphics undertake no obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise.

     About Integrated Freight Systems, Inc. Integrated Freight Systems, Inc., a Florida corporation, is a privately held holding company engaged in the motor freight industry. Its principal executive offices are located at Suite 200, 6371 Business Boulevard, Sarasota, Florida 34240. Its telephone number at that address is 941-545-7800. Integrated Freight Systems' web site is under construction.

     About PlanGraphics, Inc. PlanGraphics is a publicly traded holding company engaged in full life-cycle systems integration and implementation providing a broad range of services in the design and implementation of information technology in the public and commercial sectors. PlanGraphics has headquarters in Frankfort, Kentucky, and regional offices in Maryland and Colorado. On the Web: www.plangraphics.com.
     In connection with the approval of the three transactions described above, including the proposed merger, Integrated Freight has filed a registration statement on Form S-4 with the SEC, which includes a combination information statement and prospectus.

     INVESTORS AND SECURITY HOLDERS OF PLANGRAPHICS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE INFORMATION STATEMENT/PROSPECTUS AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTEGRATED FREIGHT, PLANGRAPHICS AND THE PROPOSED MERGER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THE S-4 REGISTRATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY INTEGRATED FREIGHT UNDER PLANGRAPHICS' REGISTRATION AT THE SEC'S WEBSITE AT WWW.SEC.GOV. A DEFINITIVE INFORMATION STATEMENT/PROSPECTUS WILL BE DISTRIBUTED TO PLANGRAPHICS' SHAREHOLDERS WHEN THE REGISTRATION STATEMENT IS EFFECTIVE, A DATE THAT CANNOT BE PREDICTED.

     Contacts:
     At PlanGraphics: Fred Beisser, Senior Vice President--Finance,
                      Tel: (502) 223-1501 or email: fbeisser@plangraphics.com.

     At Integrated Freight: Paul A. Henley, CEO, Tel: (941) 545-7800 or
                            email: paulhenley2003@yahoo.com.